SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 16, 2003 (May 30, 2003)

DTVN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	0-22076 (Commission File Number)	76-0404904 (IRS Employer Identification No.)

1925 West John Carpenter Freeway, Suite 500, Irving, Texas 75063
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 792-3700

Item 2.

Acquisition or Disposition of Assets.

On May 30, 2003, DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. (collectively, the “Debtors”) sold substantially all of Debtors’ assets (“Assets”) to Transcom Communications, Inc (“Purchaser”) in exchange for (i) cash consideration of $2,460,914.81, (ii) a secured offsetting note for $1.28 million, (iii) a secured promissory note for $1.5 million, (iv) an unsecured promissory note for $200,000.00, (v) payment of employee stay-put bonuses of $341,000.00, (vi) assumption of ordinary course trade debt, and (vii) the assumption of contract liabilities of $2.1 million. The sale of the Assets occurred in connection with the Joint Plan of Reorganization of the Debtors as described below.

The purchase price was determined by an auction conducted pursuant to procedures approved by the Court by an Order dated February 21, 2003. At the conclusion of the auction, the Purchaser was declared the highest and best offer, and on May 28, 2003, the Court entered an order authorizing the sale of substantially all of the Debtor’s assets to Purchaser. The consideration for the purchase of the Assets was determined by arm’s-length negotiations between representatives of Purchaser and Debtors. In addition to being a vendor and a customer of the Debtors, Purchaser held a 53% interest in DTVN Holdings, Inc. which it acquired in July of 2002.

The Assets include contractual rights, accounts receivable, goodwill, equipment, intellectual property, fixtures and other tangible and intangible assets. The sale was consummated pursuant to an Asset Purchase Agreement, dated April 25, 2003, among Purchaser and Debtors.

Item 3.

Bankruptcy or Receivership.

By order of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, Judge Steven A. Felsenthal presiding (the “Bankruptcy Court”) dated May 28, 2003, in the bankruptcy case of In re DataVoN, Inc., et. al., Jointly Administered, Case No. 02-38600-SAF-11, substantially all of the Debtors’ assets were sold to Transcom Communications, Inc. in exchange for: (i) cash consideration of $2,460,914.81, (ii) a secured offsetting note for $1.28 million, (iii) a secured promissory note for $1.5 million, (iv) an unsecured promissory note for $200,000.00, (v) payment of employee stay-put bonuses of $341,000.00, (vi) assumption of ordinary course trade debt, and (vii) the assumption of contract liabilities of $2.1 million (the “Sale”). On June 6, 2003, the Bankruptcy Court entered an order confirming the Debtors Joint Plan of Reorganization (the “Plan”), providing formation of a Creditors’ Trust to distribute the proceeds of the Sale and to liquidate all remaining assets of the Debtors. Dan Lain and the firm of Lain, Faulkner & Co. is named in the Plan as the Liquidating Trustee. Pursuant to the confirmed Plan, the current equity of DTVN Holdings, Inc. and the other debtors will be cancelled as of the effective date of the Plan, June 13, 2003.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits

2.1

Asset Purchase Agreement, dated April 25, 2003 by and among Transcom Communications, Inc. and DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc.

2.2

Order dated June 6, 2003 (including a copy of the Plan attached thereto), confirming Joint Plan of Reorganization of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc., dated February 28, 2003 (with technical amendments dated June 2, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2003	DTVN HOLDINGS, INC.
	By:	/s/ MICHAEL G. DONOHOE

Michael G. Donohoe General Counsel, Senior Vice President and Chief Restructuring Officer

INDEX TO EXHIBITS

Exhibit Number	Description

*2.1

Asset Purchase Agreement, dated April 25, 2003 by and among Transcom Communications, Inc., DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc. (excluding the schedules**).

*2.2

Order dated June 6, 2003 (including a copy of the Plan attached thereto), confirming Joint Plan of Reorganization of DataVoN, Inc., DTVN Holdings, Inc., Zydeco Exploration, Inc. and Video Intelligence, Inc., dated February 28, 2003 (with technical amendments dated June 2, 2003).

*

Filed herewith.

**

The schedules to this agreement were omitted in reliance upon Item 601(b)(2) of Regulation S-K. Debtors agree to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.